META Group
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META Group, Inc., 208 Harbor Drive, P.O. Box 120061, Stamford, CT 06912-0061
(203) 973-6700 Fax: (203) 359-8066

                                    News Release

FOR IMMEDIATE RELEASE               Contact: Bernard F. Denoyer
                                             Investor Relations/CFO
                                             (203) 973-6813
                                             bernard.denoyer@metagroup.com

                                             Alison Ziegler
                                             The Financial Relations Board, Inc.
                                             (212) 661-8030


             META GROUP ANNOUNCES PRELIMINARY FIRST QUARTER RESULTS
                     AND DISCLOSES SHARE REPURCHASE PROGRAM

         Stamford, CT -- April 14, 1999 -- META Group, Inc. (Nasdaq: METG) today announced that based on preliminary analysis of its results, it expects to report revenues for the quarter ending March 31, 1999 of between $20.0 million and $20.5 million, and earnings per share of between $0.10 and $0.11. At the low end of the revenue range, revenues for the first quarter are expected to grow 32%, versus the first quarter ended March 31, 1998.

         "The unexpected shortfall in the quarter was caused by reorganization initiatives commenced this quarter in connection with the recent Sentry Consulting Group acquisition and some publication product shortages. Continuous Services revenue growth was also slightly lower than expected, while at the same time, the Company continued to aggressively invest in its sales organization and new product development. First quarter Continuous Services billings, however, showed encouraging strength late in the quarter," said Dale Kutnick, president, CEO, and co-research director.

         "We remain extremely confident in our expanded sales team's ability to sustain high top line growth in 1999 by positioning our complete product line across our client's decision-making life cycle opportunities," said Dan Fitzgerald, executive vice president, sales.

         META Group also announced that its Board of Directors has unanimously authorized the repurchase of up to 1.2 million shares of its common stock in the open market from time to time, depending on market condition and other factors. As of March 22, 1999, the Company had 11,930,816 shares of common stock outstanding.

         "With $47 million in cash and marketable securities on hand and the share price at current levels, the economic value added to our shareholders of this repurchase is extremely compelling. Our post repurchase cash and marketable securities, when combined with our expected cash flow in 1999, will be more than adequate to continue to fund our new business development initiatives," said Bernard Denoyer, senior vice president and CFO.

         META Group helps companies make better information technology (IT) decisions by providing research and unlimited analyst consultation relevant to their specific business needs. Offering advisory

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META Group, Inc.
April 15, 1999
Page 2


services, consulting/benchmarking, and publications that span the full spectrum of IT, META Group addresses the latest technologies, industry trends, and business challenges. With more than 1,700 client companies worldwide, META Group differentiates itself from other information providers through its commitment to Highly personal service (enabling "analysis in context"), bottom-line answers, and objectivity. To support this promise, META Group maintains a client-to-analyst ratio of 50:1 -- the lowest in the industry -- and reinvests almost 50% of its revenue back into research and client services. For details, connect with www.metagroup.com.

         Statements above that are not historical facts may be considered forward-looking statements that involve risks and uncertainties, including statements regarding the sustainability of our differentiated continuous research and advisory services. Actual results could differ materially as a result of a variety of factors, including the level and timing of renewals of subscription to Continuous Services; the timing and amount of business generated by the Company; the mix of domestic versus international business; the timing of the development, introduction, marketing, and market acceptance of new products and services; the timing of the hiring of research analysts and consultants; changes in the spending patterns of the Company's target clients; changes in the market demand for IT research and analysis and competitive conditions in the industry; as well as other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission.


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